Exhibit 16.1

May 25, 2017

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Altisource Asset Management Corporation’s Form 8-K dated May 25, 2017, and have the following comments.

1.	We agree with the statements made in the second, third (including sections (1) and (2) within that paragraph), fourth, and sixth paragraphs.

2.	We have no basis on which to agree or disagree with the statements made in the first and fifth paragraphs.

Yours truly,

/s/ DELOITTE & TOUCHE LLP